Exhibit 99.1

DIGITAL INSIGHT AND PSCU FINANCIAL SERVICES ANNOUNCE STRATEGIC PARTNERSHIP

Partnership supports Digital Insight’s turnaround plan for Lending business and creates an important new distribution channel for its Internet Banking, Business Banking and Lending products

CALABASAS, Calif. (December 8, 2005) — Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com), the leading online banking provider, announced today that it has entered into a multi-year strategic partnership with PSCU Financial Services Inc., a leading provider of traditional and online financial services to financial institutions. Digital Insight expects the alliance to drive material improvements in operating profitability within its Lending division and significantly expanded distribution for its other product lines. The agreements announced today contain three major components:

•	Digital Insight will outsource its Sacramento, CA-based call center operations to PSCU Financial Services. The outsourcing agreement is expected to result in a reduced cost structure for Digital Insight’s Lending operations and improved service quality and consistency for Digital Insight clients.

•	PSCU Financial Services has agreed to license Digital Insight’s loan origination system (LOS), DeskTopLender Premium. Under the terms of this agreement, PSCU Financial Services has committed revenue streams to Digital Insight from remarketing Digital Insight’s DeskTopLender Premium and related lending products to PSCU Financial Services clients and prospects.

•	PSCU Financial Services will resell Digital Insight products to clients and prospects, naming Digital Insight as a preferred provider of Internet Banking, Business Banking and Lending Solutions. The appointment of PSCU Financial Services as a reseller significantly expands Digital Insight’s distribution reach, as PSCU Financial Services will market Digital Insight offerings across all three of the Company’s product lines to PSCU Financial Services’ base of more than 500 financial institutions.

“This is a very important relationship for Digital Insight across several dimensions,” commented Jeff Stiefler, Digital Insight Chairman, President and CEO. “First and foremost, the partnership will help return the Lending business to profitability as a result of increased revenue and lower operating costs. Second, the reseller agreement with PSCU Financial Services represents meaningful expansion of our distribution network by adding one of the largest and most respected service providers to what is already the industry’s largest and most productive middle market distribution channel. Finally, being selected by PSCU Financial Services as a preferred provider of online banking and lending solutions further strengthens and validates our position as the industry’s clear market leader.”

“This is a mutually beneficial relationship in which Digital Insight gains the world class service offered by our Contact Centers,” said PSCU Financial Services President David J. Serlo. “At the same time, the reseller agreement rounds out our product offerings with the addition of consumer lending, and business banking solutions. Adding Digital Insight’s solutions to our product set advances our mission to provide credit unions with quality financial service solutions to enhance their member relationships.”

Call Center Outsourcing Agreement: Additional Details and Client Migration Timeframe

PSCU Financial Services will serve as Digital Insight’s exclusive provider of 24 x 7 call center support services to Digital Insight’s Contact Center and Branch Services clients. In addition, PSCU Financial Services has been appointed Digital Insight’s preferred provider for Tier 1 consumer Internet Banking customers. Digital Insight expects to realize more than $1 million in annualized cost savings as the Company continues to focus on the development and distribution of its core Lending, consumer Internet Banking, and Business Banking technology platforms. Digital Insight will begin migrating current clients to PSCU Financial Services’ multimedia-capable call centers in December 2005, with a target of completing the transition during the first quarter of 2006.

Reseller and License Agreement Summary

Separately, PSCU Financial Services agreed to license the Digital Insight lending solution and entered into an agreement to resell all three Digital Insight product lines— consumer Internet Banking, Business Banking (ASP) and Lending— into its prospect and client base. The agreement includes monthly minimum payments that ensure a guaranteed revenue stream for Digital Insight. The agreement also includes a provision that permits PSCU Financial Services to co-fund future enhancements to Digital Insight’s lending platform in exchange for an increased share of product revenues resulting from sales to PSCU Financial Services clients.

Estimated One-Time Exit Costs and Financial Guidance

Digital Insight expects to record one-time exit costs related to the shut down of its call center operations. The one-time exit costs, estimated at approximately $1.9 million, or $.04 per diluted share, relate primarily to the write down of call center infrastructure and severance payments and will be recognized in Q4 2005 and the first half of 2006. As summarized below, the anticipated one-time exit costs have no effect on the Company’s Non-GAAP Outlook since Non-GAAP operating results exclude the impact of one time items.

Q4 2005 Outlook: No Impact on Non-GAAP EPS, Which Excludes One Time Exit Costs

	Previous Q4 2005 Guidance	Q4 2005 Guidance Adjusted for Exit Costs:	Change
Revenues	$55.2 — $56.2 Million	$55.2 — $56.2 Million	No Change
GAAP EPS	$0.19 — $0.20	$0.17 — $0.19	($0.01 -$0.02)
Non-GAAP EPS*	$0.23 — $0.24	$0.23 — $0.24	No Change

*	Also excludes amortization of intangible assets of approximately $0.03 per diluted share and non-cash charges for amortization of stock-based compensation of $0.01.

FY 2006 Outlook: No Impact on Non-GAAP EPS, Which Excludes One-Time Exit Costs

	Previous 2006 Guidance	2006 Guidance Adjusted for Exit Costs:	Change
Revenues	$240 — $243 Million	$240 — $243 Million	No Change
GAAP EPS	$0.82 — $0.88	$0.79 — $0.86	($0.02 - $0.03)
Non-GAAP EPS*	$1.04 — 1.06	$1.04 — $1.06	No Change

*	Also excludes amortization of intangible assets of approximately $0.06 per diluted share and non-cash charges for amortization of stock-based compensation currently estimated between $0.12 and $0.16 per diluted share in 2006.

About PSCU Financial Services

PSCU Financial Services is the nation’s largest Credit Union Service Organization (CUSO). As a non-profit cooperative, the company is owned by more than 500 member credit unions nationwide, representing more than 9 million cardholder accounts and over 300,000 online bill payment subscribers. PSCU Financial Services maintains its headquarters and Eastern operations center in St. Petersburg, Florida. The company is also supported by a West Coast operations center based in Phoenix, Arizona.

Established in 1977, the company provides a broad array of cost-effective, high quality financial services that include credit, debit, ATM, bill payment and contact center solutions. PSCU Financial Services uniquely offers its members a full range of processing options, any combination from full service to in-house pass through processing for credit, debit and ATM transactions. As the leader in the credit union industry, the company offers gateway access to national and regional networks. It also provides full function ATM terminal driving services.

For more information, visit the company’s Web site at www.pscufs.com.

About Digital Insight

Digital Insight® Corporation is the leading online banking provider for financial institutions. Through its comprehensive portfolio of Internet-based financial products and services built upon the company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight offers consumer and business Internet banking, online lending, electronic bill payment and presentment, check imaging, account-to-account transfers, Web site development and hosting and marketing programs designed to help increase online banking end user growth and more. Each Digital Insight product and service reinforces the strength of its financial institution clients.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as expectations regarding improved profitability, expected cost savings and revenue growth, increased call volumes, additional functionality and timing of the completion of the transition plan. Such statements are based on management’s current expectations. Because of various risks and uncertainties, including but not limited to call center customer retention risk, delays in implementing the transition plan, and changes in demand for consumer loans, actual strategies and results in future periods may differ materially from those currently expected. Additional discussion of factors affecting these forward looking statements is contained under the caption “Risk Factors” in Digital Insight’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Digital Insight undertakes no obligation to update publicly any forward-looking statements.

CONTACTS:

INVESTOR RELATIONS	CORPORATE COMMUNICATIONS

Erik Randerson	Tobin Lee
Investor Relations	Corporate Communications
Digital Insight	Digital Insight
(818) 878-6615	(818) 878-6048